Exhibit 99.1

Demandware Announces First Quarter 2016 Financial Results

Subscription Revenue Grows 31% on a Reported Basis and 33% on a Constant Currency Basis,
Company Increases Full-Year Guidance for Total Revenue, Operating Income and Net Income

Burlington, Mass. – April 27, 2016 – Demandware®, Inc. (NYSE:  DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced financial results for its first quarter ended March 31, 2016.

First Quarter Highlights

•	Subscription revenue for the first quarter was $56.8 million, a 31% year over year increase from $43.2 million in the first quarter of 2015
•	Live customers reached 349 at March 31, 2016, an increase of 25% from 279 last year
•	Live sites reached 1,590 at March 31, 2016, an increase of 28% from 1,241 last year

“We made excellent progress against our 2016 goals, delivering on key customer, technology, and financial objectives,” stated Tom Ebling, CEO, Demandware. “We continue to expand up market, signing larger customers while driving above-market growth in our customer base. From a technology perspective, we rolled out meaningful enhancements to our platform, including enabling predictive recommendations for all digital customers, and remain on track to release Demandware Store to US customers in the fourth quarter. In addition, we were pleased to be named as a leader in the Gartner Magic Quadrant for Digital Commerce, the only cloud-based provider to be placed in this category, and a validation of our dedication and commitment to innovation and to our customers.”

•	Demandware signed significant new customers during the quarter, including Belk, BoConcept, Duluth Trading, Figleaves, Fragrance Direct, Mitchell Gold + Bob Williams, Sonos, Timex, and Wolford.
•

Leading retailers such as Acushnet, Avenue 32, Charles Tyrwhitt, Christopher & Banks, Ivyrevel, Pret A Manger, Stonewall Kitchen, Trimtex Sport, TTS Group, and W. Atlee Burpee launched initial sites on the Demandware Commerce Cloud.

•

Existing customers like BabyOne, Jarden Corp, L’Oreal, Samsonite, TSI Holdings, Warehouse Fashions, Williamson-Dickie, Wolverine Worldwide, and World Wrestling Entertainment expanded their operations on the platform launching additional commerce sites.

“Total revenue exceeded our guidance range driven by strength in our services business,” said Tim Adams, Chief Financial Officer. “Furthermore, we delivered $2 million of non-GAAP net income to shareholders versus a non-GAAP loss a year ago. These results show a strong start to the year, and we remain confident in the future given our growth investments, which we believe will both strengthen our leadership position and enable us to deliver even more value to our shareholders.”

Total revenue for the first quarter of 2016 was $67.1 million, a 33% increase from $50.3 million in the first quarter of 2015.  Our GAAP net loss for the first quarter of 2016 was $11.7 million as compared to a GAAP net loss of $5.2 million for the first quarter of 2015. Non-GAAP net income for the first quarter of 2016 was $2.2 million as compared to non-GAAP net loss of $0.1 million for the first quarter of 2015.(1)

At March 31, 2016, we had $195.8 million in cash, cash equivalents and short term investments on the balance sheet, as compared to $197.0 million at December 31, 2015.

(1) Indicates a non-GAAP measure. Refer to “Non-GAAP Financial Measures” below and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Outlook

Tim Adams remarked, “We are raising our 2016 revenue guidance by $3 million to reflect the first quarter outperformance in services. With this additional services revenue, we are raising our guidance for operating income and net income by approximately $2 million. Otherwise, our guidance framework is consistent with the outlook we provided at the start of the year. We remain enthusiastic about the value we can bring to our shareholders and customers alike.”

For 2016, the company expects:

	Current	Current	Prior	Prior
	FY’16	FY’16	FY’16	FY’16	Change	Q2’16	Q2’16
$ and shares in millions	Low	High	Low	High	Mid	Low	High
Comparable Customer GMV Growth (1)	17%	19%	17%	19%
Bookings Growth (1)	25%	35%	25%	35%
Churn Rate	<5%	<5%	<5%	<5%
Subscription Revenue	$260.0	$270.0	$260.0	$270.0		$58.0	$60.0
Total Revenue	$298.0	$308.0	$295.0	$305.0	$3.0	$67.5	$69.5
Gross Margin (GAAP)	71%	71%	71%	71%
Gross Margin (Non-GAAP)	74%	74%	74%	74%
Operating Loss (GAAP)	$(50.0)	$(48.0)	$(52.0)	$(50.0)	$2.0
Operating Income (Non-GAAP)	$10.0	$12.0	$8.0	$10.0	$2.0
Net Loss (GAAP)	$(52.0)	$(50.0)	$(54.0)	$(52.0)	$2.0
Net Income (Non-GAAP)	$8.0	$10.0	$6.0	$8.0	$2.0
Basic weighted average shares outstanding	37	37	37	37		37	37
Diluted weighted average shares outstanding	40	40	40	40		39	39
(1)	Year over Year in Constant Currency

Quarterly Conference Call

To access the call, which will take place today at 5:00 p.m. ET, please dial (855) 312-3345 in the U.S. or +1 (330) 863-8743 internationally. The passcode for the call is: 90165558. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available following the conclusion of the call through May 4, 2016. The replay number is (855) 859-2056 in the U.S. or +1 (404) 537-3406 internationally. The passcode for the replay is: 90165558. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for digital commerce software and retail; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s latest Annual Report on Form 10-K filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share. This press release also presents subscription revenue and percent change in subscription revenue on a GAAP and a “constant currency” basis as well as other operating metrics on a constant currency basis so that revenue and other operating metrics can be viewed without the impact of fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business.  Non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions, amortization of intangible assets and the non-cash tax benefit related to our acquisitions.  Our non-GAAP gross margin, non-GAAP operating income and non-GAAP net income guidance for 2016 also exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions and amortization of intangible assets.  Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business.  Subscription revenue as well as other operating metrics on a constant currency basis exclude the impact of foreign currency exchange rates, which is calculated by applying the prior period’s foreign currency exchange rates to the current period foreign currency revenue, because foreign currency exchange rates are subject to volatility and can obscure underlying performance. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

James Hillier
Vice President, Investor Relations, Demandware
Office: 781-425-7675
Email: jhillier@demandware.com

Demandware, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$117,841	$114,989
Short-term investments	77,915	82,020
Accounts receivable, net of allowance for doubtful accounts	49,790	60,793
Prepaid expenses and other current assets	10,654	8,424
Total current assets	256,200	266,226

Property and equipment, net	27,551	21,862
Intangible assets, net	22,504	23,805
Goodwill	59,465	59,465
Other assets	6,377	6,040
Total assets	$372,097	$377,398

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,494	$2,866
Accrued expenses	27,508	37,287
Deferred revenue	31,585	31,426
Total current liabilities	63,587	71,579

Long-term liabilities:
Deferred revenue	17,153	15,133
Other long-term liabilities	3,156	2,763
Total liabilities	83,896	89,475

Redeemable noncontrolling interest	338	457

Stockholders’ equity:
Common stock	366	362
Additional paid-in capital	448,943	437,137
Accumulated other comprehensive loss	(580)	(858)
Accumulated deficit	(160,866)	(149,175)
Total stockholders’ equity	287,863	287,466

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$372,097	$377,398

Demandware, Inc.

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Subscription	$56,762	$43,248
Services and other	10,318	7,028
Total revenue	67,080	50,276

Cost of revenue:
Subscription	11,860	8,873
Services and other	8,699	6,170
Total cost of revenue	20,559	15,043

Gross profit	46,521	35,233

Operating expenses:
Sales and marketing	26,904	21,309
Research and development	19,075	13,683
General and administrative	12,140	11,404
Total operating expenses	58,119	46,396

Loss from operations	(11,598)	(11,163)

Other income:
Interest income	214	99
Other (expense) income	(47)	189
Other income, net	167	288

Loss before income taxes	(11,431)	(10,875)
Income tax provision (benefit)	409	(5,595)

Net loss	(11,840)	(5,280)
Less: Net loss attributable to noncontrolling interest	(149)	(58)
Net loss attributable to Demandware	$(11,691)	$(5,222)

Net loss per share attributable to Demandware, basic and diluted	$(0.32)	$(0.15)

Weighted average number of common shares outstanding, basic and diluted	36,325	35,360

Demandware, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,840)	$(5,280)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,687	2,738
Consulting expense settled with equity awards	—	286
Bad debt expense	667	397
Stock-based compensation	10,353	7,056
Deferred income taxes	35	(5,807)
Amortization of premium on marketable securities	92	101
Other non-cash reconciling items	3	95
Changes in operating assets and liabilities:
Accounts receivable	10,348	11,662
Prepaid expenses and other current assets	(2,215)	(1,736)
Accounts payable	40	(693)
Accrued expenses	(9,897)	(7,691)
Deferred revenue	2,173	831
Other assets and liabilities	11	(13)
Net cash provided by operating activities	3,457	1,946

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,469)	(6,809)
Purchase of marketable securities	(20,237)	(24,569)
Sale and maturity of marketable securities	24,298	33,192
Acquisition, net of cash acquired	—	(54,733)
Net cash used in investing activities	(2,408)	(52,919)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,457	2,177
Net cash provided by financing activities	1,457	2,177

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	346	(731)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,852	(49,527)
CASH AND CASH EQUIVALENTS—Beginning of period	114,989	158,827
CASH AND CASH EQUIVALENTS—End of period	$117,841	$109,300

Demandware, Inc.

Stock Based Compensation Expense

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Cost of subscription revenue	$276	$223
Cost of service revenue	962	627
Sales and marketing	3,013	2,267
Research and development	3,589	1,867
General and administration	2,513	2,072
	$10,353	$7,056

Demandware, Inc.

Contingent Compensation Expense Related to Acquisitions

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Sales and marketing	$807	$1,044
Research and development	1,581	1,727
	$2,388	$2,771

Demandware, Inc.

Amortization Expense Related to Acquired Intangible Assets

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Cost of subscription revenue	$1,064	$1,052
Sales and marketing	122	99
	$1,186	$1,151

Demandware, Inc.

Non-Cash Taxes

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Non-cash tax (benefit)	$—	$(5,873)

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Reconciliation between GAAP operating (loss) and non-GAAP operating income (loss):
GAAP operating (loss)	$(11,598)	$(11,163)
Add back:
Stock-based compensation	10,353	7,056
Contingent compensation expense related to acquisitions	2,388	2,771
Amortization expense related to acquired intangible assets	1,186	1,151
Non-GAAP operating income (loss)	$2,329	$(185)

Reconciliation between GAAP operating expenses and non-GAAP operating expenses:
GAAP operating expenses	$58,119	$46,396
Less:
Stock-based compensation	9,115	6,206
Contingent compensation expense related to acquisitions	2,388	2,771
Amortization expense related to acquired intangible assets	122	99
Non-GAAP operating expenses	$46,494	$37,320

Numerator:
Reconciliation between GAAP net (loss) attributable to Demandware and non-GAAP net income (loss) attributable to Demandware:
GAAP net (loss) attributable to Demandware	$(11,691)	$(5,222)
Add back:
Stock-based compensation	10,353	7,056
Contingent compensation expense related to acquisitions	2,388	2,771
Amortization expense related to acquired intangible assets	1,186	1,151
Non-cash tax (benefit) (1)	—	(5,873)
Non-GAAP net income (loss) attributable to Demandware	$2,236	$(117)

(1) In the first quarter of 2015, Demandware recorded a non-cash tax benefit associated with the acquisition of Tomax.

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted non-GAAP net income per common share:
GAAP weighted average common shares outstanding, basic	36,325	35,360
Add back:
Effect of dilutive securities (2)	1,479	—
Non-GAAP weighted average common shares outstanding, dilutive	37,804	35,360

Non-GAAP net income (loss) per share, basic and diluted:	$0.06	$(0.00)

(2) These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Continued)

(unaudited; in thousands)

	Three Months Ended
	March 31,
	2016	2015
Reconciliation between GAAP subscription gross margin and non-GAAP subscription gross margin:
Subscription revenue	$56,762	$43,248
Cost of subscription revenue	11,860	8,873
Subscription gross profit	44,902	34,375
Add back:
Stock-based compensation allocated to cost of subscription revenue	276	223
Amortization expense related to acquired intangible assets allocated to cost of subscription revenue	1,064	1,052
Non-GAAP Subscription Gross Profit	46,242	35,650
Non-GAAP Subscription Gross Margin	81%	82%

Reconciliation between GAAP total gross margin and non-GAAP total gross margin:
Total revenue	$67,080	$50,276
Total cost of revenue	20,559	15,043
Gross profit	46,521	35,233
Add back:
Stock-based compensation allocated to cost of revenue	1,238	850
Amortization expense related to acquired intangible assets allocated to cost of revenue	1,064	1,052
Non-GAAP Total Gross Profit	48,823	37,135
Non-GAAP Total Gross Margin	73%	74%

	Three Months Ended
	March 31,
	2016	2015	% of Growth
Reconciliation between GAAP subscription revenue growth and non-GAAP subscription revenue growth on a constant currency basis:
Subscription revenue	$56,762	$43,248	31%
Impact of changes in exchange rates	590	—
Subscription revenue on a constant currency basis	$57,352	$43,248	33%